PROFESSIONAL SERVICES CONSULTING AGREEMENT

         This Agreement is made and entered into this 5th day of July 2001, by and between Primelink Systems, Inc. ("Client") and Randall A. Drew and C. Christopher Kessen ("Agents"). In consideration of the mutual covenants below, the parties agree as follows:

         1. SCOPE & TERM OF SERVICES. Agent shall provide professional consulting services from July 5, 2001 through December 31,2001, based upon a commitment of not less than 60% of its business time, in order to facilitate the following:

                           o        Advise Client with respect to the
                                    introduction, marketing, negotiation, and pre-sales and sales of the planned to be completed 12 inner duct system of the I-49 project;

                           o Consult with and advise Client regarding the negotiations with material suppliers and subcontractors related to the "south side" portion of the I-49 build, in conjunction with and on the behalf of Primelink, in order to minimize total cost;


                           o Advise Client with respect to management of contractual negotiations for the remaining construction of the "north side" portion of the I-49 build.

         2. PAYMENT. In exchange for those services provided, Client agrees to pay Agents a total of 300,000 shares of common stock (OTCBB:PMLK) which will be immediately registered under Form S-8, to be delivered in equal amounts to the Agents.

         3. INDEMNIFICATION; LIABILITY. Agent's sole liability to Client shall be for completion of those services defined in the Scope of Services portion of this agreement. Client agrees to defend and hold Agent harmless against any claims, demands, judgments, liabilities, or damages of any kind, including reasonable attorneys' fees, arising as a result of Client's breach of any material term of this agreement.

         4. CONFIDENTIALITY. Agent agrees that in the performance of this agreement it will gain access to certain confidential information, which it will hold in the strictest confidence and not disclose, to any third party, without prior written consent of Client.

         5. SELECTION OF ENTITIES. Consultant, in its sole and absolute discretion, shall hire, retain, or employ such individuals, corporations, partnerships or other entity or entities to perform services as Consultant deems necessary for performance of obligations hereunder.

         6. COSTS AND EXPENSES. All costs, expenses and compensation that Consultant shall incur as a result of the aforementioned services on behalf of Company shall be the sole responsibility of Consultant.

         7. PARTIES RELATIONSHIP. Consultant shall not by reason of this Agreement or the performance of duties hereunder, unless otherwise agreed to between the parties, be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of Company. Consultant shall have no power to enter into any agreement on behalf of or otherwise bind Company. Consultant shall not have or be deemed to have, any fiduciary obligation or duties to Company and is not an agent to Company. Neither party to this Agreement is intended to have any interest in the business or property of the other.

         8. ASSIGNABILITY. This contract is not assignable by Consultant but shall be assignable by Company in connection with the sale, transfer or other disposition of its business or to any of Company's affiliates controlled by or under common control with Company.

         9. SEVERABILITY. If any part of this Agreement is adjudged invalid, illegal, or unenforceable, the remaining parts shall be enforceable.

         10. PARAGRAPH HEADINGS. The headings of the paragraphs contained in this Agreement are for convenience only, and are not to be considered a part of this Agreement or used in determining its content or context.

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         11.      OTHER AGREEMENTS. The parties represent that no other
                  agreement, oral or written, exists between them. This Agreement sets forth the entire Agreement between the parties hereto and cannot be modified or supplemented orally.

         o        MISCELLANEOUS.

                  o This Agreement shall be governed and construed in accordance with the laws of the State of Louisiana.

                  o Any notice under this Agreement shall be delivered by hand or certified mail, return receipt requested, to the addresses of the parties set forth in this Agreement or to such other address of which either party may inform the other by written notice.

                  o This Agreement and the Work Schedule shall constitute the entire agreement between the parties.

                  o This Agreement may not be amended or modified except in a written instrument signed by both parties.

IN WITNESS WHEREOF, we have executed this Agreement as of the date first above written.

CLIENT
PrimeLink Systems, Inc.


s/s John Wade/CEO
Date: July 5, 2001


AGENTS
Randall A. Drew                             C. Christopher Kessen


s/s Randall Drew                            s/s C. Christopher Kessen
Date:  July 5, 2001                         Date:  July 5, 2001